UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement.

On September 20, 2007, Osiris Therapeutics, Inc. (the “Company”), entered into an Amendment to Lock-Up Agreement that was originally effective on October 31, 2006, with Peter Friedli, the Chairman of our Board of Directors and largest shareholder, and two entities with which he is affiliated, Venturetec, Inc. and Joyce, Ltd. Pursuant to the Amendment these shareholders have agreed, among other things, not to directly or indirectly, offer, sell, contract to sell (including any short sales), grant any option to purchase, or otherwise to dispose of, any shares of common stock of the Company, or to enter into any Hedging Transaction (as defined in the Original Agreement) relating to the common stock of the Company until and including January 30, 2009, rather than and in lieu of January 30, 2008, as provided in the Original Lock-Up Agreement.

The foregoing summary of the terms of the Amendment to Lock-Up Agreement is qualified by the actual terms of the Amendment to Lock-Up Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1., and the actual terms of the Original Lock-Up Agreement, which was filed on Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2006, and is incorporated by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)                       Exhibits .

10.1          Amendment to Lock-Up Agreement by and between the Registrant and Peter Friedli and Venturetec, Inc., acknowledged by the Registrant on September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 20, 2007	By:	/s/ C. RANDAL MILLS
C. Randal Mills
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Lock-Up Agreement by and between the Registrant and Peter Friedli and Venturetec, Inc., acknowledged by the Registrant on September 20, 2007